EXHIBIT 4.13


                       AMENDED, RESTATED AND CONSOLIDATED
                                 LOAN AGREEMENT
                                 --------------

         THIS AMENDED, RESTATED AND CONSOLIDATED LOAN AGREEMENT (this "Agreement") is made as of March 18, 2004, by and among WACHOVIA BANK, NATIONAL ASSOCIATION, formerly known as First Union National Bank, with an office at Broad and Walnut Streets, Philadelphia, Pennsylvania 19109 (the "Lender"), SELAS CORPORATION OF AMERICA, a Pennsylvania business corporation with offices located at c/o 1260 Red Fox Road, Arden Hills, Minnesota 55112 (the "Borrower), RESISTANCE TECHNOLOGY, INC., a Minnesota business corporation with offices located at 1260 Red Fox Road, Arden Hills, Minnesota 55112 ("RTI"), and RTI ELECTRONICS, INC., a Delaware corporation with offices located at 1800 Via Burton Street, Anaheim, California 92806 ("RTI Electronics").

                                   BACKGROUND
                                   ----------

         A. The Lender, the Borrower, RTI, RTI Electronics, RTI Export, Inc., a corporation organized under the laws of Barbados and a former subsidiary of the Borrower ("RTIE"), and Deuer Manufacturing, Inc., a corporation organized under the laws of Ohio and a former subsidiary of the Borrower ("Deuer" and together with RTI, RTI Electronics and RTIE, the "U.S. Guarantors"), entered into that certain Amended and Restated Credit Agreement dated as of July 31, 1998, as amended by an Amendment dated as of June 30, 1999, a Second Amendment dated as of July 7, 2000 and a Third Amendment dated as of January 19, 2001 (as amended, the "Existing Credit Agreement"), pursuant to which the Lender (i) made certain term loans to the Borrower described therein and designated as Term Loan D ("Existing Term Loan D"), Term Loan E ("Existing Term Loan E") and Term Loan F ("Existing Term Loan F;" and collectively with Existing Term Loan D and Existing Term Loan E, the "Existing Term Loans"); and (ii) agreed to make available to the Borrower a revolving credit facility in the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) (the "Existing Revolving Credit Facility").

         B. The U.S. Guarantors jointly and severally guaranteed and became surety for all loans, advances, debts, liabilities, obligations, covenants and duties of the Borrower to the Lender pursuant to the following agreements (collectively, the "Existing Borrower Surety Agreements"): (i) that certain Guaranty and Suretyship Agreement of Deuer dated as of October 20, 1993 and amended as of July 31, 1998 (as amended, the "Deuer Surety Agreement"), (ii) that certain Guaranty and Suretyship Agreement of RTI dated as of October 20, 1993 and amended as of July 31, 1998 (as amended, the "RTI Surety Agreement"),
(iii) that certain Guaranty and Suretyship Agreement of RTIE dated as of October 20, 1993 and amended as of July 31, 1998 (as amended, the "RTIE Surety Agreement"), and (iv) that certain Guaranty and Suretyship Agreement of RTI Electronics dated as of February 20, 1997, as amended July 31, 1998 (as amended, the "RTI Electronics Surety Agreement"). The Lender has released Deuer from its obligations under the Deuer Surety Agreement as a result of the sale of

Deuer in August 2003. RTIE was dissolved by Certificate of Dissolution dated July 25, 2003.

         C. The Existing Term Loans are evidenced by, inter alia, the following promissory notes executed by the Borrower in favor of the Lender, which are outstanding as of the date hereof: (i) Term Note D dated as of June 30, 1999 in the original principal amount of Nine Hundred Thousand Dollars ($900,000) ("Term Note D"), (ii) Term Note E dated as of January 19, 2001 in the original principal amount of Two Million Dollars ($2,000,000) ("Term Note E"), and (iii) Term Note F dated as of January 19, 2001 in the original principal amount of One Million Seven Hundred Thousand Singapore Dollars (Singapore $1,700,000) ("Term Note F"; and together with Term Note D and Term Note E, the "Existing Term Notes"). The Existing Revolving Credit Facility is evidenced by, inter alia, an Amended and Restated Revolving Credit Note dated as of January 19, 2001 in the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) executed by the Borrower in favor of the Lender (the "Existing Revolving Credit Note"). The Existing Term Notes, the Existing Revolving Credit Note and the Existing Supplemental Credit Facility Note (as hereinafter defined) are collectively referred to hereinafter as the "Existing Notes."

         D. The Lender, through the Lender's London Branch ("London Branch"), and Selas SAS (formerly known as Selas S.A.), a corporation organized under the laws of France and a subsidiary of the Borrower ("Selas SAS"), entered into that certain Facility Agreement dated as of February 2, 2001, amended and restated in its entirety pursuant to that certain Amended and Restated Facility Agreement dated as of April 15, 2002, and amended by that certain First Amendment to Amended and Restated Facility Agreement dated as of January 16, 2003, that certain Second Amendment to Amended and Restated Facility Agreement dated as of February 27, 2003, and that certain Third Amendment to Amended and Restated Facility Agreement dated as of March 14, 2003 (as amended, the "Existing Selas SAS Facility Agreement"), pursuant to which the Lender provided to Selas SAS (i) a discretionary line of credit facility in the aggregate amount of Sixteen Million Euros (E16,000,000) on an "on demand" basis, expiring on April 30, 2001 (the "Selas SAS Line of Credit Facility") for the purposes of providing discretionary advance payment guarantees on behalf of Selas SAS; and (ii) a discretionary overdraft facility for general working capital purposes with a sub-limit amount of Two Million Euros (E2,000,000) that was later increased (the "Existing Overdraft Facility"). The Selas SAS Line of Credit Facility has been paid and/or expired as of the date of this Agreement.

         E. The Lender, through its London Branch, and Selas SAS also entered into certain term loan agreements, as follows: (i) an agreement dated February 26, 1998, amended and restated in its entirety by that certain agreement dated as of April 15, 2002, and amended by that certain First Amendment to Selas SAS 1998 Term Loan Agreement dated as of January 16, 2003 (as amended, the "Selas SAS 1998 Term Loan Agreement") pursuant to which the Lender made a term loan to Selas SAS in the original principal amount of Fifteen Million French Francs (FF 15,000,000); and (ii) an agreement dated January 2000, amended and restated in its entirety by that certain agreement dated as of April 15, 2002, and amended by that certain First Amendment to Selas SAS 2000 Term Loan Agreement dated as of January 16, 2003, that certain Second

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Amendment to Selas SAS 2000 Term Loan Agreement dated as of February 27, 2003, and that certain Third Amendment to Selas SAS 2000 Term Loan Agreement dated as of March 14, 2003 (as amended, the "Existing Selas SAS 2000 Term Loan Agreement"), pursuant to which the Lender made a term loan to Selas SAS in the original principal amount of One Million Seven Hundred and Fifty-Three Thousand One Hundred and Fifty-Eight and 30/100 Euros (E1,753,158.30) (the "Existing Selas SAS 2000 Term Loan"). The Selas SAS 1998 Term Loan Agreement has been paid and/or expired as of the date of this Agreement.

         F. The Borrower and the U.S. Guarantors jointly and severally guaranteed and became surety for all loans, advances, debts, liabilities, obligations, covenants and duties of Selas SAS to the Lender, pursuant to the following agreements (collectively, the "Existing Selas SAS Surety Agreements"):
(i) that certain Unconditional Guaranty of Borrower dated as of January 10, 2000 (the "Borrower Guaranty"), (ii) that certain Unconditional Guaranty of Deuer dated as of January 10, 2000 (the "Deuer Guaranty"), (iii) that certain Unconditional Guaranty of RTI dated as of January 10, 2000 (the "RTI Guaranty"),
(iv) that certain Unconditional Guaranty of RTIE dated as of January 10, 2000 (the "RTIE Guaranty"), and (v) that certain Unconditional Guaranty of RTI Electronics dated as of January 10, 2000 (the "RTI Electronics Guaranty"). The Lender has released Deuer from its obligations under the Deuer Guaranty as a result of the sale of Deuer in August 2003. RTIE was dissolved by Certificate of Dissolution dated July 25, 2003.

         G. As security for any and all indebtedness, liabilities and obligations of the Borrower to the Lender, then existing or thereafter arising, the Borrower, inter alia: (i) pursuant to that certain Security Agreement between the Borrower and the Lender dated as of October 20, 1993 and amended as of July 31, 1998 (as amended, the "Existing Borrower Security Agreement"), granted to the Lender a security interest in and lien on: (a) all of the Borrower's assets, then owned or thereafter acquired, including, without limitation, all accounts, contract rights, inventory, fixtures, machinery, equipment and general intangibles, and (b) all of the Borrower's rights under a certain contract with Production Machinery Corporation in Talcahuano, Chile for the sale of and the proceeds of a Five Million Twenty-Five Thousand Dollars ($5,025,000) documentary letter of credit issued by Bank One, Columbus, Ohio;
(ii) pursuant to that certain Second Amended and Restated Pledge Agreement dated as of July 31, 1998 (the "Existing Borrower Pledge Agreement"), assigned, pledged and granted to Lender a security interest in all of the issued and outstanding stock of Deuer, RTI, RTIE and RTI Electronics; and (iii) pursuant to that certain First Mortgage and Security Agreement dated as of October 20, 1993, as amended on July 21, 1995, February 20, 1997, July 31, 1998, January 10, 2000 and April 15, 2002 (as amended, the "Existing Borrower Mortgage and Security Agreement"), granted to the Lender a first mortgage lien on certain real property of the Borrower and improvements thereon located in Dresher, Upper Dublin Township, Montgomery County, Pennsylvania (the "Pennsylvania Property").

         H. As security for any and all indebtedness, liabilities and obligations of Deuer to the Lender, then existing or thereafter arising, Deuer:
(i) pursuant to that certain Security Agreement between Deuer and the Lender dated as of October 20, 1993 and amended as of July 31, 1998 (as amended, the "Deuer Security Agreement"), granted to the Lender a security interest in and lien on all of Deuer's assets, then owned or thereafter acquired, including, without limitation, all accounts, contract rights, inventory, fixtures, machinery, equipment and general intangibles; and (ii) pursuant to that certain First Mortgage and Security Agreement dated as of October 20, 1993, as amended July 21, 1995, February 20, 1997, July 31, 1998, January 10, 2000 and April 15, 2002 (as amended, the "Deuer Mortgage and Security Agreement"), granted to the Lender a first mortgage lien on certain real property of Deuer and improvements thereon located in Moraine, Montgomery County, Ohio (the "Ohio Property"). The Lender has released its security interest in and liens upon the Deuer collateral, including the Ohio Property, as a result of the sale of Deuer in August 2003.

         I. As security for any and all indebtedness, liabilities and obligations of RTI to the Lender, then existing or thereafter arising, RTI: (i) pursuant to that certain Security Agreement between RTI and the Lender dated as of October 20, 1993 and as amended July 31, 1998 (as amended, the "Existing RTI Security Agreement"), granted to the Lender a security interest in and lien on all of RTI's assets, then owned or thereafter acquired, including, without limitation, all accounts, contract rights, inventory, fixtures, machinery, equipment and general intangibles; (ii) pursuant to that certain Patent and Trademark Security Agreement between RTI and the Lender dated as of October 20, 1993 and amended as of July 31, 1998 (the "Existing RTI Patent and Trademark Security Agreement"), granted to the Lender a security interest in and lien on certain patents and trademarks and other intellectual property; and (iii) pursuant to that certain Mortgage, Security Agreement and Fixture Financing Statement dated as of June 30, 1999, as amended January 10, 2000, November 20, 2001 and April 15, 2002 (as amended, the "Existing RTI Mortgage and Security Agreement") granted to the Lender a first mortgage lien on certain real property of RTI and improvements thereon located in Ramsey County, Minnesota (the "Minnesota Property").

         J. As security for any and all indebtedness, liabilities and obligations of RTIE to the Lender, then existing or thereafter arising, RTIE granted to the Lender a security interest in all of RTIE's assets, then owned or thereafter acquired, including, without limitation, all accounts, contract rights, inventory, fixtures, machinery, equipment and general intangibles, pursuant to that certain Security Agreement between RTIE and the Lender dated as of October 20, 1993 and amended as of July 31, 1998 (as amended, the "Existing RTIE Security Agreement"). RTIE was dissolved by Certificate of Dissolution dated July 25, 2003.

         K. As security for any and all indebtedness, liabilities and obligations of RTI Electronics to the Lender, then existing or thereafter arising, RTI Electronics granted the Lender a security interest in all of RTI Electronic's assets, then owned or thereafter acquired, including, without limitation, all accounts, contract rights, inventory, fixtures, machinery, equipment and general intangibles, pursuant to that certain Security Agreement between RTI Electronics and the Lender dated as of October 20, 1993, as amended February 20, 1997 and July 31, 1998 (as amended, the "Existing RTI Electronics Security Agreement").

         L. The Borrower, the U.S. Guarantors, Selas SAS and CFR-CECF Fofumi Ripoche, a corporation organized under the laws of France and a subsidiary of the Borrower ("CFR"), entered into that certain Waiver and Amendment Agreement dated as of November 20, 2001, as amended by that certain First Amendment to Waiver and Amendment Agreement dated as of February 28, 2002 and that certain Second Amendment to Waiver and Amendment Agreement dated as of March 20, 2002 (as amended, the "First Waiver Agreement"), pursuant to which the Lender agreed, inter alia, to waive certain financial covenant defaults and provide a new credit facility under which the Lender's London Branch would issue certain advance payment guarantees. In consideration of the agreement by the Lender's London Branch to issue certain advance payment guarantees on their behalf, Selas SAS and CFR each executed a General Counter Indemnity in favor of the Lender (collectively, the "Existing General Counter Indemnities").

         M. The Borrower, the U.S. Guarantors, Selas SAS and CFR entered into that certain Second Waiver and Amendment Agreement dated as of April 15, 2002, as amended by that certain First Amendment to Second Waiver and Amendment Agreement dated as of June 24, 2002, that certain Second Amendment to Second Waiver and Amendment Agreement dated as of July 30, 2002, that certain Third Amendment to Second Waiver and Amendment Agreement dated as of November 14, 2002, that certain Fourth Amendment to Second Waiver and Amendment Agreement dated as of January 16, 2003, that certain Fifth Amendment to Second Waiver and Amendment Agreement dated as of February 21, 2003, that certain Sixth Amendment to Second Waiver and Amendment Agreement dated as of February 27, 2003, and that certain Seventh Amendment to Second Waiver and Amendment Agreement dated as of March 7, 2003 (as amended, the "Second Waiver Agreement"), pursuant to which the Lender agreed, inter alia, to provide the Borrower with a new supplemental credit facility (the "Existing Supplemental Credit Facility") evidenced by that certain Supplemental Credit Facility Note dated as of April 15, 2002 in the original principal amount of Five Million Dollars ($5,000,000) (the "Existing Supplemental Credit Facility Note"). In connection therewith, Selas SAS guaranteed and became surety for all loans, advances, credit or other financial accommodations made for the benefit of the Borrower, CFR, and/or one or more U.S. Guarantors (the "Existing Selas SAS Guaranty"), and CFR guaranteed and became surety for all loans, advances, credits or other financial accommodations made for the benefit of the Borrower, Selas SAS, and/or one or more U.S. Guarantors (the "Existing CFR Guaranty").

         N. The Borrower, the U.S. Guarantors, Selas SAS and CFR entered into that certain Third Waiver and Amendment Agreement dated as of March 14, 2003, as amended by that certain First Amendment to Third Waiver and Amendment Agreement dated as of March 31, 2003, that certain Second Amendment to Third Waiver and Amendment Agreement dated as of May 15, 2003, that certain Third Amendment to Third Waiver and Amendment Agreement dated as of March 14, 2003, that certain Fourth Amendment to Third Waiver and Amendment Agreement dated as of November 10, 2003, that certain Fifth Amendment to Third Waiver and Amendment Agreement dated as of January 26, 2004, that certain Sixth Amendment to Third Waiver and Amendment Agreement dated as of February 26, 2004, and that certain Seventh Amendment to Third Waiver and Amendment Agreement dated as of March 12, 2004

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(as amended, the "Third Waiver Agreement"), pursuant to which the Lender agreed, inter alia, to extend the maturity of certain existing credit facilities and provide a contingent credit facility for the issuance of advance payment guarantees on behalf of Selas SAS and CFR.

         O. The First Waiver Agreement, the Second Waiver Agreement, the Third Waiver Agreement, the Existing Credit Agreement, the Existing Notes, the Existing Borrower Surety Agreements, the Existing Selas SAS Facility Agreement, the Existing Selas SAS 2000 Term Loan Agreement, the Existing Selas SAS Surety Agreements, the Existing Selas SAS Guaranty, the Existing CFR Guaranty, the Existing General Counter Indemnities, the Existing Borrower Security Agreement, the Existing Borrower Pledge Agreement, the Existing Borrower Mortgage and Security Agreement, the Existing RTI Security Agreement, the Existing RTI Patent and Trademark Security Agreement, the Existing RTI Mortgage and Security Agreement, the Existing RTIE Security Agreement, the Existing RTI Electronics Security Agreement, together with the various agreements, instruments and other documents executed in connection therewith and all amendments and modifications thereto, now or hereafter in effect, shall be referred to hereinafter as the "Existing Loan Documents."

         P. The Borrower, RTI and RTI Electronics have requested that the Lender restructure the payment obligations under the Existing Loan Documents and, in connection therewith, the Lender, the Borrower, RTI and RTI Electronics wish to amend, restate and consolidate the terms and conditions of the Existing Loan Documents pursuant to the terms hereof. Due to the commencement of insolvency proceedings by Selas SAS in France, neither Selas SAS not CFR is able to be a party to this Agreement. The Borrower, RTI and RTI Electronics have requested that the Lender restructure the obligations under the Existing Loan Documents notwithstanding the absence of Selas SAS and CFR as parties or signatories hereto.

         Q. Accordingly, the Lender, the Borrower, RTI and RTI Electronics, each intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                                    ---------

                                   DEFINITIONS
                                   -----------

         1.1 The following terms shall have the following meanings in this
Agreement:

         "Actual Leverage Ratio After Sale" shall have the meaning specified in
Section 7.2(b)(ii) of this Agreement.

         "Affiliate" shall mean any Subsidiary of the Borrower and/or any Person or entity that, now or hereafter, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common ownership or control with the Borrower or such Person. For purposes of this definition, the terms "control," "controls" and "controlled" shall refer to the power to determine the management or policies of a Person, whether resulting from an official position or capacity with such Person, direct or indirect beneficial ownership of at least twenty percent (20%) of the voting securities or other equity interests of such Person, or otherwise.

         "Agreement" shall mean this agreement, together with all exhibits, amendments, modifications and supplements hereto as may be in effect from time to time.

         "Appraisal" shall mean the appraisal prepared for the Lender and completed in December, 2001.

         "Auditors" shall have the meaning specified in Section 7.1(e) of this Agreement.

         "Base Rate" shall mean the rate of interest established by the Lender from time to time as its reference rate in making loans generally and does not reflect the rate of interest charged to any particular borrower or class of borrowers. The Borrower acknowledges that the Base Rate is not tied to any external rate of interest and that the rate of interest charged hereunder, when determined with reference to the Base Rate, shall change automatically and immediately as of the date of any change in the Base Rate, without notice to the Borrower.

         "Borrower" shall have the meaning specified in the initial paragraph of this Agreement, together with its heirs, personal representatives, administrators and assigns.

         "Borrowing Base" shall mean at any time, a dollar amount equal to the sum of the following amounts as they exist at that time: (a) eighty percent (80%) of the market value of the Pennsylvania Property as stated in the Appraisal; (b) eighty percent (80%) of the market value of the Minnesota Property as stated in the Appraisal; (c) seventy-five percent (75%) of the orderly liquidation value of machinery and equipment as stated in the Appraisal;
(d) seventy-five (75%) of Eligible Accounts; and (e) forty percent (40%) of Eligible Inventory.

         "Borrowing Base Certificate" shall have the meaning specified in
Section 7.1(a) of this Agreement.

         "Borrowing Base Limit" shall have the meaning specified in Section 3.3 of this Agreement.

         "Business Day" shall mean any day upon which the Lender is open for business at its main office in Philadelphia, Pennsylvania.

         "Capital Expenditure" shall mean an expenditure for a fixed asset, or any improvements or additions thereto, in each case having a useful life of more than one (1) year and including any obligations to pay rent or other amounts under a Capital Lease.

         "Capital Lease" shall mean any lease or sublease of property which, in accordance with GAAP, should be capitalized on the lessee's balance sheet.

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

         "Claims" shall have the meaning specified in Section 2.6 of this Agreement.

         "Closing" shall mean the execution and delivery to the Lender of all of the documents and instruments required by the terms of this Agreement and the closing of the transactions contemplated by this Agreement and satisfaction of all of the conditions precedent set forth in Article VI.

         "Closing Date" shall mean the date on which the Closing takes place.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commitment Fee" shall have the meaning specified in Section 3.4 of this Agreement.

         "Consolidated Subsidiary" shall mean individually, and "Consolidated Subsidiaries" shall mean collectively, any and all Subsidiaries of the Borrower existing as of the Closing Date as well as any Subsidiaries hereafter created or acquired whose accounts, financial results or position, for either federal income tax or financial accounting purposes, are consolidated with those of the Borrower.

         "Consolidated Tangible Capital Funds" shall mean, as of the date of determination, Tangible Capital Funds on a consolidated basis for the Borrower and its Consolidated Subsidiaries.

         "Consolidated Total Liabilities" shall mean, as of the date of determination, Total Liabilities on a consolidated basis for the Borrower and its Consolidated Subsidiaries.

         "Contingent Liabilities" shall mean, as to any Person, any guarantee of payment or performance by such Person of any Indebtedness or other obligation of any other Person, or any agreement to provide financial assurance with respect to the financial condition, or the payment of the obligations of, such other Person (including, without limitation, purchase or repurchase agreements, reimbursement agreements with respect to letters of credit or acceptances, indemnity arrangements, grants of security interests to support the obligations of another Person, keepwell agreements and take-or-pay or through-put arrangements) which has the effect of assuring or holding harmless any third Person against loss with respect to one or more obligations of such third Person; provided, however, the term Contingent Liabilities shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Liability of any Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Liability is made and
(b) the maximum amount for which such contingently liable Person may be liable pursuant to the terms of the instrument embodying such Contingent Liability, unless such primary obligation and the maximum amount for which such applicable contingently liable Person may be liable are not stated or determinable, in which case the amount of such Contingent Liability shall be such contingently liable Person's maximum reasonably anticipated

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liability in respect thereof as determined by it in good faith.

         "Covenant Compliance Certificate" shall have the meaning specified in
Section 7.1(d) of this Agreement.

         "Credit Facilities" shall mean the Term Loan and the Revolving Loan.

         "Current Assets" shall mean, as of the date of determination, all assets which would, in accordance with GAAP, be classified as current assets, provided that such term shall not include any Intangible Assets or restricted cash.

         "Current Defaults" shall have the meaning specified in Section 2.3 of this Agreement.

         "Current Liabilities" shall mean, as of the date of determination, all liabilities (including tax and other proper accruals) which would, in accordance with GAAP, be classified as current liabilities, but in any event including all such liabilities, whether secured or unsecured, payable on demand or maturing not more than one (1) year after such date.

         "Current Ratio" shall mean the ratio of Current Assets to Current Liabilities.

         "EBITDA" means, for any period, determined on a consolidated basis in accordance with GAAP, net income of the applicable entity or entities for such period (i) plus the deductions for interest expense, tax expense, depreciation, amortization, and other non-cash expenses, (ii) less other non-cash income, including net gain on asset sales.

         "Eligible Account" means a domestic account receivable not more than ninety (90) days from the date of the original invoice that arises in the ordinary course of business, and meets the following eligibility requirements:
(a) the sale of goods or services reflected in such account is final and such goods and services have been delivered or provided and accepted by the account debtor and payment for such goods or services is owing; (b) the invoices comprising such account are not subject to any claims, returns or disputes of any kind; (c) the account debtor is not insolvent; (d) the account debtor has its principal place of business in the United States; (e) the account debtor is not an Affiliate of the Borrower or a supplier of the Borrower and the account is not otherwise exposed to risk of set-off; (f) not more than thirty percent (30%) of the outstanding invoices owing by the account debtor are more than ninety (90) days after the date of the original invoice; and (g) the account is not subject to any security interest, lien or claim which is senior in priority to the security interest, lien and claim of the Lender.

         "Eligible Inventory" means domestic inventory of raw material and finished goods in Borrower's possession that (a) is held for use or sale in the ordinary course of Borrower's business; (b) is not unmerchantable or obsolete; and (c) is subject to a first priority perfected security interest in favor of the Lender. The value of such domestic inventory will be fixed at the lower of cost or market on a first-in, first-out basis, all determined by the Lender in its sole discretion.

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

         "Encumbrance" shall mean, as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender to, or other secured party of the Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset of the Person.

         "Environmental Laws" shall mean the Federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.ss.9601, et. seq., the Federal Resource Conservation and Recovery Act, 42 U.S.C.ss.ss.6901 et. seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss.ss.1801, et. seq., all other federal, state and local environmental or health laws applicable to the Borrower or its business, operations or assets now or hereafter enacted, and all rules, regulations, orders and publications adopted or promulgated pursuant thereto from time to time.

         "ERISA" shall mean the federal Employee Retirement Income Security Act of 1974, as amended, and all rules, regulations, orders and publications adopted or promulgated pursuant thereto from time to time.

         "Event of Default" shall have the meaning set forth in Article IX of this Agreement.

         "Existing Facilities" shall mean the Existing Term Loans, the Existing Revolving Credit Facility, the Existing Supplemental Credit Facility, the Existing Overdraft Facility and the Existing Selas SAS 2000 Term Loan.

         "Existing Interest Obligations" shall have the meaning specified in
Section 2.4(b) of this Agreement.

         "Existing Loan Documents" shall have the meaning specified in paragraph O of the Background section of this Agreement.

         "Existing Notes" shall have the meaning specified in paragraph C of the Background section of this Agreement.

         "Existing Obligations" shall have the meaning specified in Section 2.4(b) of this Agreement.

         "Existing Principal Obligations" shall have the meaning specified in
Section 2.4(a) of this Agreement.

         "Existing Selas SAS Obligations" shall have the meaning specified in
Section 2.1 of this Agreement.

         "Existing Selas SAS Loan Documents" shall have the meaning specified in
Section 2.1 of this Agreement.

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

         "Fixed Charge Coverage Ratio" shall mean, as of the date of determination, with respect to the most recently ended fiscal quarter of the applicable entity, the ratio of (a) the sum of EBITDA for such period, to (b) the sum of principal and interest payments made on Funded Debt and dividends paid during such period, in each case as defined in accordance with GAAP.

         "Funded Debt" shall mean, as of the date of determination, the aggregate principal amount of all Indebtedness for (i) borrowed money, other than trade indebtedness incurred in the normal and ordinary course of business for value received; (ii) installment purchases of real or personal property;
(iii) Capital Leases; and (iv) guaranties of Funded Debt of others, without duplication.

         "GAAP" shall mean generally accepted accounting principles in the United States, as in effect at the time of application to the provisions hereof, and consistently applied.

         "Guaranty" shall mean any guaranty or agreement to be a surety or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to any obligation of another Person.

         "Guaranteed Contingent Liabilities" shall have the meaning specified in
Section 7.2(b)(i) of this Agreement.

         "Hazardous Materials" shall mean all materials of any kind which are flammable, explosive, toxic, radioactive or otherwise hazardous to animal or plant life or the environment, including, without limitation, "hazardous wastes," "hazardous substances" and "contaminants," as such terms are defined by Environmental Laws.

         "Indebtedness" as applied to a Person means, without duplication

                  (a) all indebtedness of such Person for borrowed money;

                  (b) all obligations of such Person for the deferred purchase price of property and services (other than current trade payables incurred in the ordinary course of such Person's business);

                  (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

                  (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person;

                  (e) all Capital Lease obligations of such Person;

                  (f) all obligations of such Person, contingent or otherwise, as an account party under acceptable letter of credit or similar facilities; and

                  (g) all guarantee obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations.

         "Intangible Assets" shall mean, for any entity, all assets of such entity which would be classified in accordance with GAAP as intangible assets, including without limitation, all franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade-names, goodwill, experimental or organization expenses and other like intangibles, treasury stock and unamortized debt discount.

         "Judgment" shall have the meaning specified in Section 9.7 of this Agreement.

         "Landlord Waivers" shall have the meaning specified in Section 6.3 of this Agreement.

         "Lender Releasees" shall have the meaning specified in Section 2.6 of this Agreement.

         "Loan Documents" shall mean all of the Restructuring Documents and all agreements, amendments, certificates, financing statements, schedules, reports, notices, and exhibits now or hereafter executed or delivered in connection with any of the foregoing, as may be in effect from time to time, but shall specifically exclude the Existing Loan Documents.

         "Net B&CB Proceeds" shall have the meaning specified in Section 3.7(b) of this Agreement.

         "Net Pennsylvania Property Proceeds" shall have the meaning specified in Section 3.7(a) of this Agreement.

         "Net Worth" shall mean as of the date of determination, the excess of the Total Assets of the applicable entity over its Total Liabilities at such date.

         "Notes" shall mean the Term Note and the Revolving Credit Facility
Note.

         "Obligations" shall mean the obligations of the Borrower to:

                  (a) pay the principal, interest, commitment fees and any other liabilities of the Borrower to the Lender under this Agreement and the other Loan Documents in accordance with the terms thereof;

                  (b) satisfy all of the other direct or indirect liabilities, advances, debts, obligations, covenants and duties of the Borrower to the Lender, whether hereunder or otherwise, whether now existing or hereafter incurred, whether or not evidenced by any note or other instrument, matured or unmatured, direct, absolute or contingent, joint or several, primary or secondary, due or to become due, including any extensions, modifications, renewals thereof and substitutions therefor;

                  (c) repay the Lender all amounts advanced by the Lender hereunder or otherwise on behalf of the Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagors or lienors, or for taxes, levies, insurance, rent, wages, repairs to or maintenance or storage of any collateral; and

                  (d) reimburse the Lender, on demand, for all of the Lender's expenses and costs, including the fees and expenses of its counsel, in connection with the negotiation, preparation, administration, amendment, modification, or enforcement of this Agreement and the documents required hereunder, including all amounts payable under Section 11.3 hereof.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or governmental or political subdivision or agency thereof.

         "Refund" shall have the meaning specified in Section 3.7(c) of this Agreement.

         "Releasors" shall have the meaning specified in Section 2.6 of this Agreement.

         "Restricted Payments" shall mean redemptions, repurchases, dividends and distributions of any kind in respect of the Borrower's capital stock and payments of principal and interest on Subordinated Debt.

         "Restructuring Documents" shall have the meaning specified in Section
6.1 of this Agreement.

         "Revolving Credit Facility Note" shall mean the Revolving Credit Facility Note as defined, and more specifically set forth, in Section 3.2(d) of this Agreement, together with all amendments, modifications, replacements, extensions and renewals thereof as may be in effect from time to time.

         "Revolving Commitment" shall mean $4,500,000.

         "Revolving Loan" shall mean the Revolving Loan as defined, and more specifically set forth, in Section 3.2(a) of this Agreement, together with all supplements, amendments and renewals thereof.

         "Revolving Loan Termination Date" shall mean April 1, 2005.

         "Rolling Period" shall mean, as of any date, the fiscal quarters included in the current fiscal year.

         "Security Agreements" shall have the meaning specified in Section 7.6 of this Agreement.

         "Short Term Financing" shall have the meaning specified in Section 3.7(c) of this Agreement.

         "Subsidiary" shall mean, as to any designated corporation or limited liability company, any corporation or limited liability company, the outstanding shares or membership interests of which have sufficient voting power (not depending on the happening of a contingency) to elect at least a majority of the members of its board of directors or managing members, and are, at the time, owned by the designated corporation or limited liability company.

         "Subordinated Debt" shall mean Indebtedness of the Borrower subordinated to the Credit Facilities with subordination provisions in form and substance satisfactory to the Lender.

         "Tangible Capital Funds" shall mean, as of the date of determination:
(i) the sum of Net Worth plus Subordinated Debt of the applicable entity, (ii) less the Intangible Assets of the applicable entity.

         "Term Loan" shall mean the Term Loan as defined, and more specifically set forth, in Section 3.1(a) of this Agreement, together with all supplements, amendments and renewals thereof.

         "Term Note" shall mean the Term Note as defined, and more specifically set forth, in Section 3.1(c) of this Agreement, together with all amendments, modifications, replacements, extensions and renewals thereof as may be in effect from time to time.

         "Total Assets" shall mean, at any time, all assets of an entity, as defined in accordance with GAAP.

         "Total Liabilities" shall mean, at any time, all liabilities of an entity, as defined in accordance with GAAP.

         "Uniform Commercial Code" shall mean the Uniform Commercial Code as enacted in the Commonwealth of Pennsylvania.

         "U.S. Guarantors" shall have the meaning specified in paragraph A of the Background section of this Agreement, together with each such U.S. Guarantor's respective heirs, personal representatives, administrators and assigns.

         "Working Capital Funds" shall have the meaning specified in Section 3.7(c) of this Agreement.

         1.2 Other Definitional Provisions. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto. The meanings given to terms defined in this Agreement shall be equally applicable to both the singular and plural forms of such terms.

                                    ARTICLE 2
                                    ---------

                                 ACKNOWLEDGMENTS
                                 ---------------

         To induce the Lender to enter into this Agreement, the Borrower, RTI and RTI Electronics acknowledge, agree, warrant, and represent that:

         2.1 Assumption of Obligations of Selas SAS. The Borrower, by its execution of this Agreement, has agreed to assume the obligations of Selas SAS to the Lender under the Overdraft Facility and the Selas SAS 2000 Term Loan (the "Existing Selas SAS Obligations"). By so doing, the Borrower is and shall remain jointly and severally liable with Selas SAS for the Existing Selas SAS Obligations, as amended and restated by this Agreement and the other Loan Documents, for all purposes, as if it had executed the documents evidencing the Selas SAS Obligations (the "Existing Selas SAS Loan Documents"). The Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Existing Selas SAS Loan Documents, as amended and restated by this Agreement and the other Restructuring Documents. Notwithstanding the foregoing, the parties hereto agree that it is their intention to restructure the Existing Selas SAS Obligations such that the Borrower's assumption thereof shall hereafter be evidenced and governed by the provisions, terms and conditions of this Agreement and the other Restructuring Documents, which are intended to restate, evidence and substitute for the Existing Selas SAS Obligations as assumed by the Borrower, but which shall not constitute payment, satisfaction, cancellation or novation thereof.

         2.2 Acknowledgment and Reaffirmation of Loan Documents and Liens. All of the Existing Loan Documents, and all of the security interests, liens and assignments granted or pledged to the Lender under the Existing Loan Documents, are valid, legal and binding obligations upon the Borrower and/or the U.S. Guarantors and are enforceable against the Borrower and/or the U.S. Guarantors in accordance with their respective terms, as amended and restated by this Agreement and the other Restructuring Documents. The Borrower, RTI and RTI Electronics hereby ratify, affirm, reaffirm and confirm in all respects their obligations under the Existing Loan Documents, and all terms, conditions, representations and covenants in the

Existing Loan Documents, as amended and restated by this Agreement and the other Restructuring Documents. To the extent that the Borrower, RTI or RTI Electronics has any defenses, setoffs, claims, or counterclaims to repayment of the Existing Obligations (as hereinafter defined) or against the Lender, such defenses, setoffs, claims, and counterclaims have been and are hereby waived. Notwithstanding the foregoing, the parties hereto agree that it is their intention to restructure the Existing Loan Documents such that this Agreement and the other Restructuring Documents shall completely amend, restate, and be substituted for the Existing Loan Documents, including, without limitation, the Existing Credit Agreement, the First Waiver Agreement, the Second Waiver Agreement, the Third Waiver Agreement and the Existing Notes, and such that the Existing Obligations (as defined herein) shall hereafter be evidenced and governed by the provisions, terms and conditions of this Agreement and the other Restructuring Documents, provided that none of the Restructuring Documents is intended to or shall constitute payment, satisfaction, cancellation or novation thereof.

         2.3 Waiver of Defaults. The Borrower has informed the Lender that, in the absence of the waiver provided herein, Events of Default would occur under the Existing Loan Documents as a result of (i) the Borrower's failure to maintain the minimum Consolidated Tangible Capital Funds as of December 31, 2003 as required under the Existing Loan Documents; (ii) the Borrower's failure to maintain the Fixed Charge Coverage Ratio as of December 31, 2003 as required under the Existing Loan Documents; (iii) the Borrower's failure to obtain the prior written consent of the Lender for, or otherwise inform the Lender of, the dissolution of RTIE; and (iv) the making of any false representation or warranty, or the violation of any covenant, by the Borrower and/or RTI and/or RTI Electronics directly related to the dissolution of RTIE (collectively, the "Current Defaults"). Subject to the provisions hereof, the Lender hereby waives the Current Defaults. The Lender's waiver of the Current Defaults, or any communication between the Lender, the Borrower, RTI, RTI Electronics or each of their respective officers, agents, employees or representatives, shall not be deemed to constitute a waiver of (i) any other default or Event of Default under the Existing Loan Documents (prior to their amendment and restatement hereby and by the other Restructuring Documents) which arises from any event or condition which occurred or existed prior to the date of this Agreement; (ii) the ongoing obligation of the Borrower, RTI and RTI Electronics to comply with the Existing Credit Agreement and the other Existing Loan Documents (as amended and restated by this Agreement and the other Restructuring Documents); or (iii) any rights or remedies which the Lender has against the Borrower, RTI or RTI Electronics under applicable law and/or the Existing Loan Documents (prior to their amendment and restatement hereby and by the other Restructuring Documents) with respect to Events of Default which arise from any event or condition which occurred or existed prior to the date of this Agreement, other than rights and remedies resulting directly from the occurrence and existence of the Current Defaults. The Lender hereby reserves and preserves all of its rights and remedies against the Borrower, RTI and RTI Electronics under the Existing Loan Documents (prior to their amendment and restatement hereby and by the other Restructuring Documents) and applicable law, with respect to any event or condition which occurred or existed prior to the date of this Agreement, other than the right to declare an Event of Default or exercise its rights and remedies with respect to the Current Defaults.

         2.4 Acknowledgment of Indebtedness.

                  (a) Principal Amounts. As of the Closing Date, the following principal amounts are due and owing by the Borrower under the Existing Loan Documents, which amounts include the principal amounts under the Existing Selas SAS Obligations and which amounts are without offset, counterclaims, or other defenses of any kind (the "Existing Principal Obligations"):

                  Term Loan D                                   $495,000.00
                  Term Loan E                                   $833,333.45
                  Term Loan F                                   SGD1,011,904.77
                  Revolving Credit Facility                     $3,533,252.86
                  Supplemental Credit Facility                  $1,360,000.00
                  Overdraft Facility                            E709,207.96
                  Selas SAS 2000 Term Loan                      E438,289.65

                  (b) Interest Amounts. As of the Closing Date, the following interest amounts are due and owing by the Borrower under the Existing Loan Documents, which amounts include the interest amounts under the Existing Selas SAS Obligations and which amounts are without offset, counterclaims, or other defenses of any kind (the "Existing Interest Obligations;" together with the Existing Principal Obligations, the "Existing Obligations"):

                  Term Loan D                                   $840.56
                  Term Loan E                                   $1,415.07
                  Term Loan F                                   SGD1,472.71
                  Revolving Credit Facility                     $5,549.39
                  Supplemental Credit Facility                  $3,295.03
                  Overdraft Facility                            E1,418.42
                  Selas SAS 2000 Term Loan                      E8,089.30

         2.5 Acknowledgment of Restructuring Agreement. The parties hereto agree that it is the intention of the parties to restructure the Existing Obligations such that, inter alia, (i) the Existing Principal Obligations of the Borrower to the Lender shall be restructured into two (2) separate credit facilities as more specifically set forth in Sections 3.1 and 3.2 and will be evidenced by the Notes; and (ii) the Borrower shall pay the Existing Interest Obligations in full on the Closing Date. The parties acknowledge and agree that nothing contained herein shall alter, amend, modify or extinguish the obligation of the Borrower to repay the Existing Obligations. Neither shall anything contained in this Agreement, or in any Restructuring Document, constitute a satisfaction or novation of any Existing Obligation except as otherwise expressly set forth herein or therein and all Existing Obligations are hereby acknowledged and reaffirmed.

         2.6 WAIVER AND RELEASE. THE BORROWER, RTI AND RTI ELECTRONICS, ON BEHALF OF THEMSELVES AND ANY PERSON OR ENTITY CLAIMING BY OR THROUGH THEM (COLLECTIVELY REFERRED TO AS THE "RELEASORS"), HEREBY UNCONDITIONALLY REMISE, RELEASE AND FOREVER DISCHARGE THE LENDER, ITS PAST AND PRESENT OFFICERS, DIRECTORS, SHAREHOLDERS, AGENTS, PARENT CORPORATION, SUBSIDIARIES, AFFILIATES, TRUSTEES, ADMINISTRATORS, ATTORNEYS, PREDECESSORS, SUCCESSORS AND ASSIGNS AND THE HEIRS, EXECUTORS, ADMINISTRATORS, SUCCESSORS AND ASSIGNS OF ANY SUCH PERSON OR ENTITY, AS RELEASEES (COLLECTIVELY REFERRED TO AS THE "LENDER RELEASEES"), OF AND FROM ANY AND ALL MANNER OF ACTIONS, CAUSES OF ACTION, SUITS, DEBTS, DUES, ACCOUNTS, BONDS, COVENANTS, CONTRACTS, AGREEMENTS, PROMISES, WARRANTIES, GUARANTIES, REPRESENTATIONS, LIENS, MECHANICS' LIENS, JUDGMENTS, CLAIMS, COUNTERCLAIMS, CROSSCLAIMS, DEFENSES AND/OR DEMANDS WHATSOEVER, INCLUDING CLAIMS FOR CONTRIBUTION AND/OR INDEMNITY, WHETHER NOW KNOWN OR UNKNOWN, PAST OR PRESENT, ASSERTED OR UNASSERTED, CONTINGENT OR LIQUIDATED, AT LAW OR IN EQUITY, OR RESULTING FROM ANY ASSIGNMENT, IF ANY (COLLECTIVELY REFERRED TO AS "CLAIMS"), WHICH ANY OF THE RELEASORS EVER HAD, HAVE AND/OR HEREAFTER CAN, SHALL OR MAY CLAIM TO HAVE AGAINST ANY OF THE LENDER RELEASEES, FOR OR BY REASON OF ANY CAUSE, MATTER OR THING WHATSOEVER, FROM THE BEGINNING OF TIME TO THE DATE OF EXECUTION OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ANY AND ALL CLAIMS RELATING TO OR ARISING FROM THE LENDING RELATIONSHIP OF THE LENDER AND THE BORROWER. THE BORROWER, RTI AND RTI ELECTRONICS WARRANT AND REPRESENT THAT THEY HAVE NOT ASSIGNED, PLEDGED, HYPOTHECATED AND/OR OTHERWISE DIVESTED THEMSELVES AND/OR ENCUMBERED ALL OR ANY PART OF THE CLAIMS BEING RELEASED HEREBY AND THAT THEY HEREBY AGREE TO INDEMNIFY AND HOLD HARMLESS ANY AND ALL OF THE LENDER RELEASEES AGAINST WHOM ANY CLAIM SO ASSIGNED, PLEDGED, HYPOTHECATED, DIVESTED AND/OR ENCUMBERED IS ASSERTED.

         2.7 Comprehension of Agreement. The Borrower, RTI and RTI Electronics are fully aware of the terms contained in this Agreement and have voluntarily, without coercion or duress of any kind, entered into this Agreement and all documents and agreements executed in connection with this Agreement.

                                    ARTICLE 3
                                    ---------

                              CREDIT ACCOMMODATIONS
                              ---------------------

         3.1 Term Loan Facility.

                  (a) Principal and Repayment. On the Closing Date, the Lender will make a term loan in the principal amount of Five Million Five Hundred Eight Thousand Four Hundred Sixty-Nine and 92/100 Dollars ($5,508,469.92) (the "Term Loan") for the purpose of (i) refinancing the principal and accrued interest outstanding under the Existing Term Notes, the Existing Supplemental Credit Facility Note, the Overdraft Facility and the Selas SAS 2000 Term Loan; and (ii) providing an additional $800,000 of credit to the Borrower. The Borrower shall repay the principal amount of the Term Loan by making quarterly principal payments of $300,000 each on the last day of each quarter, commencing on June 30, 2004. The entire principal balance of the Term Loan and all accrued and unpaid interest thereon shall be due and payable on April 1, 2005.

                  (b) Interest Rate. Interest shall accrue on the outstanding principal balance of the Term Loan at an annual rate equal to the Base Rate plus three percent (3%) and shall be payable on the first Business Day of each month. Notwithstanding the foregoing, subsequent to maturity or upon the occurrence of any Event of Default hereunder, interest shall accrue at an annual rate equal to the Base Rate plus five percent (5%) and shall be payable on demand.

                  (c) Term Note. The obligations of the Borrower to repay the outstanding balance of the Term Loan shall be evidenced by that certain Amended, Restated and Consolidated Term Note issued in favor of the Lender in the amount of $5,508,469.92 (the "Term Note") and executed by the Borrower contemporaneously with the execution of this Agreement. The obligations of the Borrower under the Existing Term Notes, the Existing Supplemental Credit Facility Note, the Overdraft Facility and the Selas SAS 2000 Term Loan are intended to be restated, replaced and substituted by (but not paid, satisfied, cancelled or novated by) the obligations of the Borrower under the Term Note.

         3.2 Revolving Credit Facility.

                  (a) Availability. Subject to the terms and condition of this Agreement, the Lender agrees to make a revolving credit loan (the "Revolving Loan") to the Borrower to finance the Borrower's working capital needs from time to time from the Closing Date through, but not including, the Revolving Loan Termination Date, in the maximum amount of the Revolving Commitment.

                  (b) Use of Revolving Loan. The Borrower may borrow such amounts up to the aggregate amount of the Revolving Commitment, repay such amounts, and reborrow such amounts up to the aggregate amount of the Revolving Commitment, from time to time; provided, however, that the aggregate principal amount of all outstanding Revolving Loans (after giving effect to any amount requested), shall not at any time exceed the Revolving Commitment. Upon the Revolving Loan Termination Date, unless the same has been extended by written agreement between the Lender and the Borrower, the Lender's commitment to make Revolving Loans shall terminate, all Revolving Loans shall immediately mature and all Obligations of the Borrower under the Revolving Loans shall be immediately due and payable in full.

                  (c) Interest Rate. Interest shall accrue on the outstanding principal of each Revolving Loan at the Base Rate plus three percent (3%) and shall be payable on the first Business Day of each month. Notwithstanding the foregoing, subsequent to maturity or upon the occurrence of any Event of Default hereunder, interest shall accrue at an annual rate equal to the Base Rate plus five percent (5%) and shall be payable on demand.

                  (d) Revolving Credit Facility Note. The obligations of the Borrower to repay the outstanding balance of the Revolving Note shall be evidenced by an Amended and Restated Revolving Credit Note issued in favor of the Lender in the maximum principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) (the "Revolving Credit Facility Note") and executed by the Borrower contemporaneously with the execution of this Agreement. The obligations of the Borrower under the Existing Revolving Credit Note are intended to be restated, replaced and substituted by (but not paid, satisfied, cancelled or novated by) the obligations of the Borrower under the Revolving Credit Facility Note.

                  (e) Maturity Date. All principal, interest and other amounts owing under the Revolving Loan shall be payable in full on the Revolving Loan Termination Date.

         3.3 Borrowing Base Limit. The sum of all outstanding amounts due and owing under the Credit Facilities (after giving effect to any amount requested under the Revolving Loan) shall not exceed the Borrowing Base (the "Borrowing Base Limit"). If, at any time, the Borrower exceeds the Borrowing Base Limit, then, without any requirement of demand or notice from the Lender, the Borrower shall immediately pay to the Lender the amount of such excess.

         3.4 Commitment Fee. The Borrower shall pay to the Lender a non-refundable Commitment Fee in the aggregate amount of Seventy-Five Thousand Dollars ($75,000) on the Closing Date. The Borrower hereby acknowledges and agrees that the Commitment Fee payable hereunder is fully earned on the date hereof, is non-refundable and constitutes a part of the Obligations, and is in addition to any other fees payable by the Borrower under the Loan Documents.

         3.5 Unused Facility Fee. The Borrower shall pay to the Lender a non-refundable facility fee of 25 basis points (0.25%) per annum on the unused portion of the Revolving Loan, from the date of this Agreement through the Revolving Loan Termination Date, which facility fee shall be due and payable at the offices of the Lender, quarterly in arrears, on the first Business Day of each January, April, July, and October, as billed by the Lender. The Borrower hereby acknowledges and agrees that the facility fee payable under this subsection is fully earned on the date such fee is due and payable, is non-refundable, constitutes a part of the Obligations and is in addition to any other fees payable by the Borrower under the Loan Documents. The fee contemplated by this subsection shall be calculated based on the average unused portion of the Revolving Loan during each respective quarter.

         3.6 Application of Payments. Unless otherwise provided for herein, all payments under the Notes and this Agreement shall be applied first, to the payment of any unpaid fees or other charges, second, to interest due and payable on the Notes, and third, to the reduction of the outstanding principal balance thereof.

         3.7 Mandatory Prepayments.

                  (a) The Borrower shall remit any and all proceeds from the sale, transfer or other disposition of the Pennsylvania Property, after deduction for costs of sale and payment in full of any and all liens of record against the Pennsylvania Property other than the Existing Borrower Mortgage and Security Agreement (the "Net Pennsylvania Property Proceeds"), to the Lender. The Net Pennsylvania Property Proceeds shall be applied by the Lender (i) first, to permanently reduce the outstanding principal balance on the Term Loan; and
(ii) second, to permanently reduce the Revolving Credit Commitment.

                  (b) The Borrower shall remit all of the proceeds from the sale, transfer or other disposition of the Borrower's business line known as the "Burners & Components Business," after deduction for costs of sale (the "Net B&CB Proceeds"), to the Lender. The Net B&CB Proceeds shall be applied by the Lender (i) first, to permanently reduce the outstanding principal balance on the Term Loan; and (ii) second, to permanently reduce the Revolving Credit Commitment.

                  (c) The Borrower may be entitled to receive a refund for income taxes paid by the Borrower in 2003 (the "Refund"). To the extent the Borrower receives a Refund, the Borrower shall use the Refund as provided herein. First, the Borrower may use up to $500,000 of the Refund to secure or collateralize financing from one or more third parties for the sole purpose of funding the Borrower's current cashflow shortfall (the "Short Term Financing"). Second, the Borrower may retain up to $250,000 of the Refund to support the Borrower's working capital needs (the "Working Capital Funds"). Third, to the extent that any proceeds of the Refund remain after the Borrower secures the Short Term Financing and retains the Working Capital Funds, the Borrower shall remit such proceeds to the Lender, to be applied by the Lender (i) first, to permanently reduce the outstanding principal balance on the Term Loan; and (ii) second, to permanently reduce the Revolving Credit Commitment. Notwithstanding the foregoing, at such time when the Short Term Financing has been repaid in full by the Borrower, any proceeds remaining from the Refund after such repayment shall be remitted by the Borrower to the Lender, to be applied by the Lender (i) first, to permanently reduce the outstanding principal balance on the Term Loan; and (ii) second, to permanently reduce the Revolving Credit Commitment.

         3.8 Prepayment and Repayment. The Borrower may make payments and prepayments under either of the Notes, in whole or in part, at any time and from time to time without penalty or premium.

         3.9 Payments and Computations. All amounts of principal and interest payable by the Borrower to the Lender under the Notes and this Agreement shall be automatically deducted by the Lender from the Borrower's account #2000049311761, which the Borrower maintains with the Lender. Any amounts of principal and interest or any other such sums payable by the Borrower to the Lender under the Notes and this Agreement which are not so automatically deducted shall be paid by the Borrower in immediately available funds at the address of the Lender set forth in Section 11.2 hereof or at such other address of which the Lender shall give notice to the Borrower pursuant to Section 11.2 hereof. All computations of interest hereunder shall be made by the Lender on the basis of a year of 360 days and the actual number of days elapsed.

         3.10 Late Fees. The Borrower shall pay to the Lender a monthly late charge imposed by the Lender for any payment of principal and/or interest not received by the Lender when due in an amount equal to five percent (5%) of any overdue amount.

3.11 Requirements of Law. In the event that after the date hereof, any change in any law, regulation or treaty or in the interpretation or application thereof or compliance therewith, or in the event that compliance by the Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

                  (a) subjects or shall subject the Lender to any tax of any kind whatsoever with respect to this Agreement, or the Credit Facilities, or changes the basis of taxation of payments to the Lender of principal, interest, any fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of the Lender);

                  (b) imposes, modifies or holds or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of advances, loans, or other credit extended by, or any other acquisition of funds by, the Lender, which reserve, special deposit, compulsory loan or similar requirement is not otherwise included in determination of the interest rate hereunder;

                  (c) imposes or shall impose on the Lender any other condition;

and the result of any of the foregoing is to, directly or indirectly, increase the cost to the Lender of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable thereunder then, in any such case, the Borrower shall promptly pay to the Lender, upon its demand, any additional amounts necessary to compensate the Lender for such additional cost or reduced amount receivable. If the Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. The good faith determination as to any additional amounts payable pursuant to the foregoing sentence by the Lender shall be conclusive in the absence of manifest error.

                                    ARTICLE 4
                                    ---------

                                    SECURITY
                                    --------

         4.1 Security Documents. As security for the prompt payment, performance, satisfaction and discharge when due of all of the Obligations, the Borrower shall execute and deliver or shall cause to be executed and delivered to the Lender, concurrently with the execution of this Agreement, the following documents:

                  (a) that certain Amended, Restated and Consolidated Guaranty by RTI and RTI Electronics in favor of the Lender;

                  (b) that certain Amended and Restated Security Agreement by the Borrower in favor of the Lender;

                  (c) that certain Amended, Restated and Consolidated Security Agreement by RTI and RTI Electronics in favor of the Lender;

                  (d) that certain Amended and Restated Pledge Agreement by the Borrower in favor of the Lender;

                  (e) that certain Amended and Restated Patent and Trademark Security Agreement by RTI in favor of the Lender;

                  (f) that certain Seventh Amendment to First Mortgage and Security Agreement by the Borrower in favor of the Lender with respect to the Pennsylvania Property;

                  (g) that certain Fourth Amendment to Mortgage, Security Agreement and Fixture Financing Statement by RTI in favor of the Lender with respect to the Minnesota Property; and

                  (h) such other documents as the Lender determines, in its sole and absolute discretion, are necessary to effectuate the terms of this Agreement.

                                    ARTICLE 5
                                    ---------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                  In order to induce the Lender to execute and deliver this Agreement, the Borrower, RTI and RTI Electronics each represent and warrant to the Lender that, as of the date hereof:

         5.1 Authorization and Capacity. Each is duly incorporated and existing and in good standing in its respective state of incorporation, has the corporate power to own its properties and to carry on its business as now conducted, and the execution, delivery and performance of this Agreement, and the other Loan Documents, as appropriate, has been duly authorized by all necessary corporate proceedings.

         5.2 Compliance with Laws and Other Agreements. Each is in compliance with all laws, rules, regulations, judgments, decrees, orders, agreements and requirements which affect it, its assets or the operation of its respective business and has not received, and has no knowledge of, any order or notice of any governmental investigation or of any violation or claim of violation of any law, regulation, judgment, decree, order, agreement, or other governmental requirement.

         5.3 No Conflict; Governmental Approvals. The execution, delivery, and performance of this Agreement and each of the Loan Documents will not (i) conflict with, violate, constitute a default under, or result in a breach of any provision of any applicable law, rule, regulation, judgment, decree, order, instrument or other agreement of the Borrower, RTI or RTI Electronics; or (ii) conflict with or result in a breach of any provision of the certificate of incorporation or the bylaws or articles of organization of the Borrower, RTI or RTI Electronics. No authorization, permit, consent or approval of or other action by, and no filing, registration or declaration with, any governmental authority or regulatory body is required to be obtained or made by the Borrower, RTI or RTI Electronics for the due execution, delivery and performance of this Agreement or any of the Loan Documents, except such as have been duly obtained or made prior to the Closing Date and are in full force and effect as of the Closing Date (copies of which have been delivered to the Lender on or before the Closing Date).

         5.4 Taxes. Each is not delinquent in payment of any income, property or other tax, except for any delinquency in the payment of a tax which is contested in good faith and for which appropriate reserves have been established in accordance with GAAP.

         5.5 Encumbrances and Guaranties.

                  (a) Each owns all of its properties and assets free and clear of all Encumbrances except (i) those by the Lender; (ii) those for taxes or other government charges either not yet delinquent or the nonpayment of which is permitted by Section 5.4 of this Agreement; (iii) those not arising in connection with Indebtedness that does not materially impair the use or value of the properties or assets of the Borrower, RTI or RTI Electronics in the conduct of their businesses; (iv) Encumbrances whose release and termination is evidenced by delivery of appropriate documents to the Lender on the Closing Date; and (v) Encumbrances disclosed in any financial statements provided by the Borrower, RTI or RTI Electronics to the Lender.

                  (b) Each is not obligated under any Guaranty, other than any Guaranty in the Existing Loan Documents or any Guaranty executed in connection with this Agreement.

         5.6 Material Adverse Changes. Each knows of no fact (other than matters of a general economic or political nature) which materially adversely affects, or, so far as each can now reasonably foresee, will materially adversely affect, the businesses, operations, properties or financial position of the Borrower, RTI or RTI Electronics or the performance by the Borrower, RTI or RTI Electronics of its or their obligations under this Agreement and the other Loan Documents.

         5.7 ERISA. The provisions of every employee benefit plan as defined in
Section 3(3) of ERISA ("Plan") maintained by the Borrower, RTI and RTI Electronics complies with all applicable requirements of ERISA and of the Code, and with all applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No reportable event, as defined in Section 4043 of ERISA, has occurred with respect to any Plan; no Plan to which Section 4021 of ERISA applies has been terminated; no Plan has incurred any liability to PBGC as provided in Section 4062, 4063 and 4064 of ERISA; no Plan has been involved in any prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code; and there are no unfunded liabilities with respect to any Plan.

         5.8 Pending Litigation. There are no actions, suits, proceedings or investigations pending, or, to the knowledge of the Borrower, RTI or RTI Electronics, threatened against or affecting the Borrower, RTI or RTI Electronics before any court, arbitrator or administrative or governmental body which, in the aggregate, might adversely affect any action taken or to be taken by the Borrower, RTI or RTI Electronics under this Agreement and the other Loan Documents or which, in the aggregate, might materially adversely affect the business, operations, properties or financial position of the Borrower, RTI or RTI Electronics, or the ability of the Borrower, RTI or RTI Electronics to perform its obligations under this Agreement and the other Loan Documents.

         5.9 Valid, Binding and Enforceable. This Agreement and the Loan Documents have been duly and validly executed and delivered by the Borrower, RTI and RTI Electronics and constitute the valid and legally binding obligations of the Borrower, RTI and RTI Electronics enforceable against each of them in accordance with their respective terms, except as enforcement of this Agreement and the other Loan Documents may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights and except as enforcement is subject to general equitable principles.

         5.10 Environmental Matters.

                  (a) Each has performed all of its obligations under, have obtained all necessary approvals, permits, authorizations and other consents required by, and is not in material violation of, any Environmental Laws.

                  (b) Each has not received any notice, citation, summons, directive, order or other communication, written or oral, from, and each has no knowledge of the filing or giving of any such notice, citation, summons, directive, order or other communication by, any governmental or quasi-governmental authority or agency or any other Person concerning the presence, generation, treatment, storage, transportation, transfer, disposal, release or other handling of any Hazardous Materials within, on, from, related to, or affecting any real property owned or occupied by the Borrower, RTI or RTI Electronics.

                  (c) No real property owned or occupied by the Borrower, RTI or RTI Electronics has ever been used, either by the Borrower, RTI, RTI Electronics or any of their predecessors in interest, to generate, treat, store, transport, transfer, dispose of, release or otherwise handle any Hazardous Material in violation of any applicable Environmental Laws.

                  (d) There are no Hazardous Materials within, on or under any real property owned or occupied by the Borrower, RTI or RTI Electronics in violation of any applicable Environmental Laws.

         5.11 No Untrue Statements. Neither this Agreement, the Loan Documents nor any other document, certificate or statement furnished or to be furnished by the Borrower, RTI, RTI Electronics or by any other party to the Lender in connection herewith contains, or at the time of delivery will contain, any untrue statement of a material fact or omits or will omit a material fact necessary in order to make the statements contained herein and therein not misleading.

         5.12 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement and the other Loan Documents or Borrower's performance hereunder or thereunder, constitute a default or an Event of Default.

                                    ARTICLE 6
                                    ---------

                 CONDITIONS PRECEDENT TO THE LENDER OBLIGATIONS
                 ----------------------------------------------

             The Lender's obligations hereunder are conditioned upon the satisfaction by the Borrower of the following conditions precedent:

         6.1 Documents to be Delivered by the Borrower at Closing. The Borrower shall deliver, or cause to be delivered to the Lender at the Closing, the following (collectively, the "Restructuring Documents"):

                  (a) this Agreement duly executed by the Borrower, RTI and RTI Electronics;

                  (b) the Notes, each duly executed by the Borrower;

                  (c) that certain Amended, Restated and Consolidated Guaranty by RTI and RTI Electronics;

                  (d) that certain Amended and Restated Security Agreement by the Borrower;

                  (e) that certain Amended, Restated and Consolidated Security Agreement by RTI and RTI Electronics;

                  (f) that certain Amended and Restated Pledge Agreement by the Borrower;

                  (g) that certain Amended and Restated Patent and Trademark Security Agreement by RTI;

                  (h) that certain Seventh Amendment to First Mortgage and Security Agreement by the Borrower with respect to the Pennsylvania Property;

                  (i) that certain Fourth Amendment to Mortgage, Security Agreement and Fixture Financing Statement by RTI with respect to the Minnesota Property;

                  (j) such Uniform Commercial Code financing statements and other documents as the Lender may require to be executed by the Borrower, RTI and/or RTI Electronics;

                  (k) evidence of the Borrower's compliance with the covenants contained in this Agreement and the other Loan Documents as the Lender may require; and

                  (l) a certificate of the Secretary of each of the Borrower, RTI and RTI Electronics, dated the Closing Date, attaching (i) duly adopted board resolutions authorizing the transactions under the Loan Documents; (ii) a copy of the Articles and Certificate of Incorporation and bylaws of each party; and (iii) evidence of the incumbency and signature of the officers executing on each such party's behalf any of the Loan Documents and any other document to be delivered pursuant to any such documents, together with evidence of the incumbency of such Secretary.

         6.2 Additional Conditions Precedent. On the Closing Date, the Borrower shall pay the following amounts in full:

                  (a) the Commitment Fee;

                  (b) the Existing Interest Obligations; and

                  (c) the costs and expenses incurred by the Lender, including all attorneys' fees and costs, in connection with (i) the review, negotiation, enforcement or protection of the Lender's interests under the Existing Loan Documents; and (ii) the review, preparation, negotiation, execution, delivery and closing of the Loan Documents.

         6.3 Documents to be Delivered by the Borrower after Closing. As soon as possible after the Closing Date, but in no event later than April 30, 2004, the Borrower shall deliver or cause to be delivered to the Lender landlord waiver agreements, in form and substance satisfactory to the Lender in its sole and absolute discretion, from each landlord owning and/or operating the following properties (collectively, the "Landlord Waivers"): (a) the corporate offices and manufacturing facility of RTI located at 1260 Red Fox Road, Arden Hills, Minnesota 55112; (b) the tool shop of RTI located at 1803 Buerkle Road, #103, Saint Paul, Minnesota 55110; and (c) the corporate offices and manufacturing facility of RTI Electronics located at 1800 Via Burton Street, Anaheim, California 92806.

                                    ARTICLE 7
                                    ---------

                      AFFIRMATIVE COVENANTS OF THE BORROWER
                      -------------------------------------

             The Borrower hereby covenants and agrees that from the date hereof and until satisfaction in full of the Obligations, unless the Lender shall otherwise consent in writing, the Borrower shall do or cause to be done the following:

         7.1 Financial Statements/Information. Furnish the following to the
Lender:

                  (a) Within thirty (30) days after the end of each month, commencing on the first full month after the date of this Agreement, the Borrower shall provide to the Lender a certificate stating the Borrowing Base (a "Borrowing Base Certificate") as of the last day of the previous month, which Borrowing Base Certificate shall be certified as true and correct by the chief executive and chief financial officers of the Borrower, in form and substance acceptable to the Lender in its sole and absolute discretion.

                  (b) Within thirty (30) days after the end of each month, commencing on the first full month after the date of this Agreement, the Borrower shall provide to the Lender an aging of the Eligible Accounts and a report identifying Eligible Inventory as of the last day of the previous month, as to the Borrower and each of its Subsidiaries.

                  (c) Within thirty (30) days after the end of each month, commencing on the first full month after the date of this Agreement, the Borrower shall provide to the Lender a detailed consolidated and consolidating statement of actual cash flows for the applicable fiscal year through the end of each such month, together with a comparison of such actual cash flows to the Borrower's consolidated and consolidating statement of projected cash flows which was previously provided to the Lender.

                  (d) Within forty-five (45) days after the end of each fiscal quarter, the Borrower shall provide to the Lender unaudited quarterly consolidated and consolidating financial statements for the Borrower and its Subsidiaries, in form and substance acceptable to the Lender in its sole and absolute discretion, including (i) a consolidated and consolidating balance sheet; (ii) a consolidated and consolidating statement of income; (iii) a consolidated and consolidating statement of cash flows; and (iv) a certificate showing the calculation of the covenants set forth in Section 7.2 hereof, all prepared in accordance with GAAP consistently applied, and in each case together with a certificate from the chief executive and chief financial officers of the Borrower (a "Covenant Compliance Certificate") certifying that (i) such financial statements fairly present in all material respects the consolidated and consolidating financial position of the Borrower and its Subsidiaries as of the date and for the periods covered; and (ii) as of the date of such certificate there exists no Event of Default under any of the Loan Documents or any fact, condition or event which with the giving of notice or lapse of time, or both, would be an Event of Default under any of the Loan Documents.

                  (e) Within ninety (90) days after the close of each fiscal year, the Borrower shall provide to the Lender (i) audited consolidated and consolidating annual financial statements for the Borrower and its Subsidiaries, in form and substance acceptable to the Lender in its sole and absolute discretion, which financial statements shall include all of the financial statements required under Section 7.1(d) hereof and which shall be prepared in accordance with GAAP and certified without qualification by KPMG Peat Marwick or another independent certified public accounting firm satisfactory to the Lender (the "Auditors"); (ii) management prepared consolidated and consolidating annual financial statements for the Borrower and its Subsidiaries, which financial statements shall include all of the financial statements required under Section 7.1(d) hereof and which shall be prepared in accordance with GAAP consistently applied; (iii) a Covenant Compliance Certificate; and (iv) a certificate from the Auditors certifying that to the best of their knowledge, with respect to the matters covered in their audit, there exists no Event of Default under any of the Loan Documents or any fact, condition or event which with the giving of notice or lapse of time, or both, would be an Event of Default under any of the Loan Documents.

         7.2 Financial Covenants. Maintain the following:

                  (a) Consolidated Tangible Capital Funds

                           (i) Maintain, at all times from December 31, 2003
through March 30, 2004, Consolidated Tangible Capital Funds of not less than Six Million Five Hundred Thousand Dollars ($6,500,000);

                           (ii) Maintain, at all times from March 31, 2004
through June 29, 2004, Consolidated Tangible Capital Funds of not less than Six Million Five Hundred Thousand Dollars ($6,500,000), plus one hundred percent (100%) of net earnings for the fiscal quarter ended March 31, 2004 (with no reduction thereof for a net loss for such quarter);

                           (iii) Maintain, at all times from June 30, 2004
through September 29, 2004, Consolidated Tangible Capital Funds of not less than the actual Consolidated Tangible Capital Funds at March 31, 2004, plus one hundred percent (100%) of net earnings for the fiscal quarter ended June 30, 2004 (with no reduction thereof for a net loss for such quarter);

                           (iv) Maintain, at all times from September 30, 2004
through December 30, 2004, Consolidated Tangible Capital Funds of not less than the actual Consolidated Tangible Capital Funds at June 30, 2004, plus one hundred percent (100%) of net earnings for the fiscal quarter ended September 30, 2004 (with no reduction thereof for a net loss for such quarter); and

                           (v) Maintain, at all times from December 31, 2004
through March 31, 2005, Consolidated Tangible Capital Funds of not less than the actual Consolidated Tangible Capital Funds at September 30, 2004, plus one hundred percent (100%) of net earnings for the fiscal quarter ended December 31, 2004 (with no reduction thereof for a net loss for such quarter).

                           (vi) The minimum required level of Consolidated
Tangible Capital Funds as stated in Sections 7.2(a)(i) thru (v) above shall be increased by (i) one hundred percent (100%) of any contributions to capital on or after January 1, 2004; and (ii) one hundred percent (100%) of any Subordinated Debt on or after January 1, 2004.

                  (b) Consolidated Total Liabilities and Contingent Liabilities to Consolidated Tangible Capital Funds

                           (i) Maintain, for the fiscal year ended December 31,
2003 and at all times thereafter, a ratio of (A) Consolidated Total Liabilities plus the Contingent Liabilities of Selas SAS and CFR which are guaranteed by the Borrower (the "Guaranteed Contingent Liabilities"), to (B) Consolidated Tangible Capital Funds, of not more than 3.50 to 1.0.

                           (ii) Immediately following the sale of the
Pennsylvania Property, the maximum level permitted by Section 7.2(b)(i) above shall be adjusted to require the Borrower to maintain on a going forward basis, a ratio that is no greater than (A) the actual ratio of Consolidated Total Liabilities plus the Guaranteed Contingent Liabilities, to Consolidated Tangible Capital Funds, as of the end of the fiscal quarter in which such sale occurs (the "Actual Leverage Ratio After Sale"), plus (B) ten percent (10%) of the Actual Leverage Ratio After Sale. Notwithstanding the foregoing, in no event shall the maximum level permitted by this Section 7.2(b)(ii) after the sale of the Pennsylvania Property exceed 3.50 to 1.0.

                  (c) Consolidated Current Ratio - Maintain, as of the last day of each fiscal quarter, a Current Ratio on a consolidated basis for the Borrower and its Consolidated Subsidiaries, of not less than 1.0 to 1.0.

                  (d) Consolidated Fixed Charge Coverage Ratio - Maintain, as of the last day of each fiscal quarter, a Fixed Charge Coverage Ratio on a consolidated basis for the Borrower and its Consolidated Subsidiaries, of not less than 1.25 to 1.00 for the Rolling Period.

         7.3 Use of Sale Proceeds.

             Other than the sale of the Pennsylvania Property, the sale, transfer or other disposition of any asset or interest owned or held by the Borrower must be approved in writing by the Lender prior to any such sale. Unless otherwise stated herein, the Borrower shall remit all of the proceeds from the sale, transfer or other disposition of any asset or interest owned or held by the Borrower to the Lender, to be applied by the Lender as follows: (i) first, to permanently reduce the outstanding principal balance on the Term Loan; and (ii) second, to permanently reduce the Revolving Credit Commitment.

         7.4 Ordinary Course of Business; Records. Conduct its business only in the ordinary course and keep accurate and complete books and records of its assets, liabilities and operations consistent with sound business practices and in accordance with GAAP.

         7.5 Information for the Lender. Make available during normal business hours for inspection by the Lender or its designated representatives any of the Borrower's books and records when reasonably requested by the Lender to do so, and furnish the Lender any information reasonably requested regarding any of the Borrower's operations, business affairs and financial condition within a reasonable time after the Lender gives notice of its request therefor. In particular, and without limiting the foregoing, the Borrower shall permit, during normal business hours, representatives of the Lender to make such periodic inspections of the Borrower's books, records and assets as the Lender or such representatives deem necessary and proper.

         7.6 Insurance. Carry at all times such insurance as the Lender may from time to time reasonably require in financially sound and reputable insurers, including, without limitation: (a) all workers' compensation or similar insurance as may be required under the laws of any jurisdiction; (b) public liability insurance against claims for personal injury, death or property damage suffered upon, in or about any premises occupied by them or occurring as a result of the ownership, maintenance or operation by them of any automobile, truck or other vehicle or as a result of services rendered by them; (c) hazard insurance against such other hazards as are usually insured against by business entities of established reputation engaged in like businesses and similarly situated, including, without limitation, fire (flood, if applicable) and extended coverage including business interruption insurance; and the Borrower shall pay all premiums on the policies for all such insurance when and as they become due and take all other actions necessary to maintain such policies in full force and effect at all times. The insurance specified in subsections (b) and (c) (if required) shall be maintained in such amounts, and with co-insurance and deductibles, as such insurance is usually carried by business entities of established reputation engaged in the same or similar business and similarly situated. The Borrower shall from time to time, upon request by the Lender, promptly furnish or cause to be furnished to the Lender evidence, in form and substance satisfactory to the Lender, of the maintenance of all insurance required to be maintained hereby, including, without limitation, such originals or copies as the Lender may request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments. The Borrower shall cause each hazard insurance policy to provide, and the insurer issuing each such policy to certify to the Lender, that (a) if such insurance be proposed to be canceled or materially changed for any reason whatsoever, such insurer will promptly notify the Lender and such cancellation or change shall not be effective for thirty
(30) days after receipt by the Lender of such notice, unless the effect of such change is to extend or increase coverage under the policy; (b) the Lender shall be named as lender loss payee with respect to personal property and mortgagee with respect to real property; and (c) the Lender will have the right, at its election, to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. The foregoing covenants regarding insurance are in addition to, and not intended to supersede, any and all covenants regarding insurance set forth in (i) the Amended and Restated Security Agreement executed by the Borrower in connection herewith; or (ii) the Amended, Restated and Consolidated Security Agreement executed by RTI and RTI Electronics in connection herewith (collectively, the "Security Agreements"). In the event and to the extent of any conflict between the provisions of this Agreement and the provisions of the Security Agreements regarding the insuring of collateral, the provisions of the Security Agreements with respect thereto shall govern.

         7.7 Maintenance. Maintain all equipment, real property and other properties in good condition and repair (normal wear and tear excepted) and pay and discharge the cost of repairs thereto or maintenance thereof.

         7.8 Taxes. Pay all taxes, assessments, charges and levies imposed upon it or on any of its property, or which it is required to withhold and pay over, and provide evidence of payment thereto to the Lender if the Lender so requests, except where contested in good faith by lawful and appropriate proceedings and where adequate reserves therefor have been set aside on its books; provided, however, that the Borrower shall pay all such taxes, assessments, charges and levies forthwith whenever foreclosure on any lien which attaches or security therefor appears imminent.

         7.9 Leases. Except as agreed to in writing by the Lender, pay all rent or other sums required by every lease to which the Borrower is a party as the same becomes due and payable, perform all obligations as tenant or lessee thereunder except where contested in good faith by lawful and appropriate proceedings and where adequate reserves therefor have been set aside; and keep all such leases at all times in full force and effect during the terms thereof.

         7.10 Corporate Existence; Certain Rights; Laws. Preserve and do all things necessary to preserve and keep in full force and effect in each jurisdiction in which it conducts business the business existence, licenses, permits, rights, patents, trademarks, trade names and franchises and comply with all present and future laws, ordinances, rules, regulations judgments, orders and decrees which affect in any material way the Borrower, RTI or RTI Electronics, their assets or the operation of their businesses.

         7.11 Notice of Litigation or Other Proceedings. Give immediate notice to the Lender of (i) the existence of any dispute, (ii) the institution of any litigation, administrative proceeding or governmental investigation involving the Borrower, RTI or RTI Electronics or (iii) the entry of any judgment, decree or order against or involving the Borrower, RTI or RTI Electronics, any of which might materially and adversely affect the operation, financial condition, property or business of the Borrower, RTI or RTI Electronics or affect the enforceability of this Agreement or any of the other Loan Documents.

         7.12 Indebtedness. Pay or cause to be paid when due (or within applicable grace periods) all Indebtedness of the Borrower.

         7.13 Notice of Events of Default. Give immediate notice to the Lender if the Borrower, RTI or RTI Electronics becomes aware of the occurrence of any Event of Default, or of any fact, condition or event which with the giving of notice or lapse of time, or both, would be an Event of Default, or of the failure of the Borrower, RTI or RTI Electronics to observe or perform any of the conditions or covenants to be observed or performed by it under this Agreement or any of the other Loan Documents.

         7.14 ERISA. Maintain each Plan in compliance with all applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code. As promptly as practicable (but in any event not later than ten days) after the Borrower, RTI or RTI Electronics receives from the PBGC a notice of intent to terminate any Plan or to appoint a trustee to administer any Plan, after the Borrower, RTI or RTI Electronics has notified the PBGC that any reportable event, as defined in
Section 4043 of ERISA, with respect to any Plan has occurred, or after the Borrower, RTI or RTI Electronics has provided a notice of intent to terminate to each affected party (as defined for purposes of Section 4041(a)(2) of ERISA) with respect to any Plan, a certificate of the Borrower or the chief executive officer of the Borrower, as appropriate, shall be furnished to the Lender setting forth the details with respect to the events resulting in such reportable event, as the case may be, and the action which the Borrower, RTI or RTI Electronics proposes to take with respect thereto, together with a copy of the notice of intent to terminate or to appoint a trustee from the PBGC, of the notice of such reportable event or of the notice of intent to terminate by the Borrower, RTI or RTI Electronics, as the case may be.

         7.15 Deposit Accounts. Use the Lender as its primary depository institution unless otherwise agreed to in writing by the Lender; and notify the Lender, in writing and on a continuing basis, of all deposit accounts and certificates of deposit (including the numbers thereof) maintained with or purchased from other financial institutions.

         7.16 Compliance with Environmental Laws. Comply fully with all Environmental Laws and not use any property which it owns or occupies to generate, treat, store, transport, transfer, dispose of, release or otherwise handle any Hazardous Material, except in compliance with all Environmental Laws.

         7.17 Further Actions. Cooperate and join with the Lender, at the Borrower's expense, in taking all such further actions as the Lender, in its sole judgment, shall deem necessary to effectuate the provisions of the Loan Documents and to perfect or continue the perfected status of all Encumbrances granted to the Lender pursuant to the Loan Documents, including, without limitation, the execution, delivery and filing of financing statements, amendments thereto and continuation statements, the execution and delivery of chattel paper, and any other documents or instruments to the Lender, including, without limitation, the Landlord Waivers, and the notation of Encumbrances in favor of the Lender on certificates of title.

                                    ARTICLE 8
                                    ---------

                               NEGATIVE COVENANTS
                               ------------------

             The Borrower hereby covenants and agrees that from the Closing Date until satisfaction in full of the Obligations, the Borrower will not do or permit to be done any one or more of the following without first obtaining the written consent of the Lender:

         8.1 Fundamental Corporate Changes.

                  (a) Change its name or the name of any Subsidiary, or enter into or effect any merger, consolidation, share exchange, division, conversion, reclassification, recapitalization, reorganization, dissolution or other transaction of like effect, as to itself or any Subsidiary;

                  (b) Sell, transfer, lease or otherwise dispose of all or (except in the ordinary course of business) any material part of its assets or any significant product line or process, other than the sale of the Pennsylvania Property; or

                  (c) Have any Subsidiary, other than those Subsidiaries existing as of the date hereof.

         8.2 Indebtedness. Incur, create, assume or have any Indebtedness except:

                  (a) Indebtedness related to the Credit Facilities, this Agreement or any other Restructuring Document;

                  (b) Indebtedness related to the Short Term Financing; and

                  (c) Indebtedness as set forth on Schedule 8.2 attached hereto.

         8.3 Encumbrances. Create or allow any Encumbrances to be on or otherwise affect any of its property or assets except:

                  (a) Encumbrances in favor of the Lender;

                  (b) Encumbrances for taxes, assessments and other governmental charges incurred in the ordinary course of business which are not yet due and payable;

                  (c) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation or to participate in any fund in connection with workmen's compensation, unemployment insurance or other social security obligations;

                  (d) Good faith pledges or deposits made in the ordinary course of business to secure performance of tenders, contracts (other than for the repayment of Indebtedness) or leases or to secure statutory obligations or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                  (e) Encumbrances securing the Short Term Financing; and

                  (f) Encumbrances as set forth on Exhibit A of the Amended, Restated and Consolidated Security Agreement executed by RTI and RTI Electronics in favor of the Lender.

         8.4 Guaranties. Directly or indirectly make or permit any Guaranty.

         8.5 Sales and Lease-Backs. Sell, transfer or otherwise dispose of any property, real or personal, now owned or hereafter acquired, with the intention of directly or indirectly taking back a lease on such property.

         8.6 Loans, Investments. Purchase, invest in, or make any loan in the nature of an investment in the stocks, bonds, notes or other securities or evidence of Indebtedness of any Person, or make any loan or advance to or for the benefit of any Person.

         8.7 Change in Business. Discontinue any substantial part, or change the nature of, its business, or enter into any new business unrelated to the present business conducted by the Borrower.

         8.8 Sale or Discount of Receivables. Sell any notes receivable or accounts receivable, with or without recourse.

         8.9 Prepayment of Indebtedness. Make any voluntary prepayments of Indebtedness other than with respect to (i) the Credit Facilities; or (ii) the Short Term Financing.

         8.10 ERISA.

                  (a) Terminate or permit to be terminated any Plan maintained by the Borrower to which Section 4021 of ERISA applies;

                  (b) Allow the value of the benefits guaranteed under Title IV of ERISA to exceed the value of assets allocable to such benefits; and

                  (c) Incur a withdrawal liability within the meaning of Section 4201 of ERISA.

         8.11 Restricted Payments. Make any Restricted Payments, provided, however, that so long as there exists no Event of Default under this Agreement or any of the other Loan Documents, and to the extent that following payment thereof, the Borrower shall remain in compliance with the provisions of Section
7.2 hereof, (a) the Borrower, RTI and RTI Electronics may pay dividends to their respective shareholders; (b) RTI and RTI Electronics shall pay to the Borrower dividends (which are otherwise authorized in accordance with applicable law and the articles of incorporation and bylaws of the payor) in such amounts, if any, as are necessary to permit the Borrower to make its regularly scheduled payments on its Funded Debt; and (c) the Borrower may make regularly scheduled payments of interest and principal on Subordinated Debt, if any.

         8.12 Capital Expenditures. Make Capital Expenditures in excess of $1,500,000 in the aggregate for the Borrower and its Consolidated Subsidiaries in any fiscal year.

                                    ARTICLE 9
                                    ---------

                                EVENTS OF DEFAULT
                                -----------------

             An event of default ("Event of Default") under this Agreement shall be deemed to exist if any one or more of the following events occurs and is continuing, whatever the reason therefor:

         9.1 Borrower's Failure to Pay. The Borrower, RTI or RTI Electronics fails to pay any amount of principal, interest, fees or other sums as and when due under this Agreement or any of the Loan Documents, or any other Obligations, whether upon stated maturity, acceleration, or otherwise.

         9.2 Breach of Covenants or Conditions. The Borrower, RTI or RTI Electronics fails to perform or observe any term, covenant, agreement or condition in this Agreement or any of the other Loan Documents or is in violation of or non-compliance with any provision of this

Agreement or any of the Loan Documents and has not remedied and fully cured such non-performance, non-observance, violation of or non-compliance within twenty
(20) days after the earlier of (i) the date that such performance, observance or compliance was due by the Borrower, RTI or RTI Electronics; or (ii) the date on which the Borrower, RTI or RTI Electronics has knowledge of such non-performance, non-observance, violation or non-compliance.

         9.3 Defaults under any other Loan Documents. The occurrence of any Event of Default under any of the Loan Documents, or of any fact, condition or event which with the giving of notice or lapse of time, or both, would be an Event of Default under any of the Loan Documents.

         9.4 Defaults in Other Material Agreements. The Borrower fails to perform or observe any term, covenant, agreement or condition contained in, or there shall occur any default under or as defined in, any other agreement applicable to the Borrower or by which it is bound involving a material liability and which is not remedied within the period of time (if any) within which such other agreement permits such default to be remedied, unless such default is waived by the other party thereto or excused as a matter of law.

         9.5 Agreements Invalid. The validity, binding nature of, or enforceability of any material term or provision of any of the Loan Documents is disputed by, on behalf of, or in the right or name of the Borrower or any material term or provision of any such Loan Document is found or declared to be invalid, avoidable, or non-enforceable by any court of competent jurisdiction.

         9.6 False Warranties; Breach of Representations. Any warranty or representation made by the Borrower, RTI or RTI Electronics in this Agreement or any other Loan Document or in any certificate or other writing delivered under or pursuant to this Agreement or any other Loan Document, or in connection with any provision of this Agreement or related to the transactions contemplated hereby shall prove to have been false or incorrect or breached in any material respect on the date as of which made.

         9.7 Judgments. A final judgment or judgments is entered, or an order or orders of any judicial authority or governmental entity is issued against the Borrower, RTI or RTI Electronics (such judgment(s) and order(s) hereinafter collectively referred to as "Judgment") (i) for payment of money, which Judgment, in the aggregate, exceeds One Million Dollars ($1,000,000) outstanding at any one time; or (ii) for injunctive or declaratory relief which would have a material adverse effect on the ability of the Borrower, RTI or RTI Electronics to conduct its business, and such Judgment is not discharged or execution thereon or enforcement thereof stayed pending appeal, within thirty (30) days after entry or issuance thereof, or, in the event of such a stay, such Judgment is not discharged within thirty (30) days after such stay expires.

         9.8 Bankruptcy or Insolvency.

                  (a) The Borrower, RTI or RTI Electronics becomes insolvent, or generally fails to pay, or is generally unable to pay, or admits in writing the inability to pay, its debts as they become due or applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for the Borrower, RTI or RTI Electronics or a substantial part of such Person's property, or makes a general assignment for the benefit of creditors.

                  (b) The Borrower, RTI or RTI Electronics commences any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding.

                  (c) Any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of the Borrower, RTI or RTI Electronics or an order for relief is entered in any such proceeding.

                  (d) A trustee, receiver, or other custodian is appointed for the Borrower, RTI or RTI Electronics or a substantial part of such Person's property.

                                   ARTICLE 10
                                   ----------

                                    REMEDIES
                                    --------

         10.1 Acceleration; Setoff.

                  (a) Automatically upon the occurrence of any Event of Default described in Section 9.8 of this Agreement, and at the option of the Lender upon the occurrence of any other Event of Default, the unpaid principal balance of the Credit Facilities and all interest and fees accrued and unpaid thereon, and all other amounts and Obligations payable by the Borrower under this Agreement and the other Loan Documents shall immediately become due and payable in full, all without protest, presentment, demand, or further notice of any kind to the Borrower, RTI or RTI Electronics, all of which are expressly waived by the Borrower, RTI and RTI Electronics.

                  (b) If any of the Obligations shall be due and payable or any one or more Events of Default shall have occurred, the Lender shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, RTI or RTI Electronics, to apply toward and set-off against and apply to the then unpaid balance of the Notes and the other Obligations any items or funds held by the Lender, any and all deposits (whether general or special, time or demand, matured or unmatured, fixed or contingent, liquidated or unliquidated) now or hereafter maintained by the Borrower, RTI or RTI Electronics for their own account with the Lender, and any other indebtedness at any time held or owing by the Lender to or for the credit or the account of the Borrower, RTI or RTI Electronics. For such purpose, the Lender shall have, and the Borrower, RTI and RTI Electronics each hereby grants to the Lender, a first lien on all such deposits. The Lender is hereby authorized to charge any such account or indebtedness for any amounts due to the Lender. Such right of set-off shall exist whether or not the Lender shall have made any demand under this Agreement, the Notes or any other Loan Document and whether or not the Notes or the other Obligations are matured or unmatured. The Borrower, RTI and RTI Electronics each hereby confirms the Lender's lien on such accounts and right of set-off, and nothing in this Agreement shall be deemed any waiver or prohibition of such lien and right of set-off.

         10.2 Further Remedies; Confession of Judgment.

                  (a) Upon the occurrence of any one or more Events of Default, the Lender may proceed to protect and enforce its rights under this Agreement and the other Loan Documents by exercising such remedies as are available to the Lender in respect thereof under applicable law, including, without limitation, all of the remedies of a secured party under the Uniform Commercial Code, either by suit in equity or by action at law, or both, whether for specific performance of any provision contained in this Agreement or any of the other Loan Documents or in aid of the exercise of any power granted in this Agreement or any of the other Loan Documents. Expenses of retaking, holding, preparing for sale, selling or the like shall include the Lender's attorneys' fees and legal expenses incurred or expended by the Lender to enforce any payment due to it hereunder or under the Loan Documents, as against the Borrower, RTI or RTI Electronics, or in the prosecution or defense of any action on, or concerning any matter growing out of or in connection with the Loan Documents.

                  (b) THE BORROWER, RTI, AND RTI ELECTRONICS HEREBY IRREVOCABLY AUTHORIZE AND EMPOWER THE LENDER, BY ITS ATTORNEY, OR BY THE CLERK OR SIMILAR OFFICER OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR IN ANY JURISDICTION WHERE PERMITTED BY LAW, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, OR AT ANY TIME THEREAFTER, TO APPEAR FOR THE BORROWER, RTI, AND/OR RTI ELECTRONICS AND CONFESS AND ENTER JUDGMENT AGAINST ANY OF THEM IN FAVOR OF THE LENDER IN ANY JURISDICTION IN WHICH THE BORROWER, RTI, OR RTI ELECTRONICS OR ANY OF THEIR PROPERTY IS LOCATED FOR THE AMOUNT OF ALL OBLIGATIONS, TOGETHER WITH COSTS OF SUIT AND WITH ACTUAL COLLECTION COSTS (INCLUDING ATTORNEYS' FEES), WITH OR WITHOUT DECLARATION, WITHOUT STAY OF EXECUTION AND WITH RELEASE OF ALL ERRORS AND THE RIGHT TO ISSUE EXECUTION FORTHWITH, AND FOR DOING SO THIS AGREEMENT OR A COPY VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. THE BORROWER, RTI, AND RTI ELECTRONICS HEREBY WAIVE AND RELEASE ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAW OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. THIS AUTHORITY AND POWER SHALL NOT BE EXHAUSTED BY THE EXERCISE THEREOF, AND SHALL CONTINUE UNTIL THE OBLIGATIONS ARE FULLY PAID, PERFORMED, DISCHARGED AND SATISFIED.

                      BEING FULLY AWARE OF THEIR RIGHTS TO PRIOR NOTICE AND HEARING ON THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST THEM BY THE LENDER UNDER THIS AGREEMENT BEFORE JUDGMENT CAN BE ENTERED AND BEFORE ASSETS OF THE BORROWER, RTI OR RTI ELECTRONICS CAN BE GARNISHED AND ATTACHED, THE BORROWER, RTI, AND RTI ELECTRONICS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THESE RIGHTS AND EXPRESSLY AGREE AND CONSENT TO THE LENDER, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, OR AT ANY TIME THEREAFTER, ENTERING JUDGMENT AGAINST THE BORROWER, RTI, AND/OR RTI ELECTRONICS BY CONFESSION AND ATTACHING AND GARNISHING THE BANK ACCOUNTS AND OTHER ASSETS OF THE BORROWER, RTI, AND/OR RTI ELECTRONICS WITHOUT PRIOR NOTICE OR OPPORTUNITY FOR A HEARING. THE BORROWER, RTI, AND RTI ELECTRONICS ACKNOWLEDGE THAT THEY HAVE HAD THE ASSISTANCE OF LEGAL COUNSEL IN THE REVIEW AND EXECUTION OF THIS AGREEMENT AND FURTHER ACKNOWLEDGE THAT THE MEANING AND EFFECT OF THE FOREGOING PROVISIONS CONCERNING CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO THEM BY SUCH COUNSEL.

         10.3 Payment of Expenses. At its option, the Lender may discharge taxes, liens, security interests or such other Encumbrances as may attach to the collateral securing the Obligations, as determined by the Lender to be necessary. The Borrower, RTI and RTI Electronics will reimburse the Lender on demand for any payment so made or any expense incurred by the Lender pursuant to the foregoing authorization, and the collateral securing the Obligations also will secure any loans or advances or payments so made or expenses so incurred by the Lender.

         10.4 Power of Attorney. The Borrower, RTI and RTI Electronics do hereby make, constitute and appoint any officer or agent of the Lender as the true and lawful attorney in fact of the Borrower, RTI and RTI Electronics with power to, at the Lender's option and at the expense and liability of the Borrower, RTI and RTI Electronics: (a) sign financing, continuation or amendment statements pursuant to the Uniform Commercial Code; (b) endorse the name of the Borrower, RTI or RTI Electronics or any of the respective officers or agents thereof upon any notes, checks, drafts, money orders, or other instruments of payment that may come into the Lender's possession in full or partial payment of any of the Obligations; and (c) after an Event of Default has occurred, sue for, compromise, settle and release any and all claims and disputes with respect to the collateral securing the Obligations. The Borrower, RTI and RTI Electronics do hereby grant to said attorney full power to do any and all things necessary to be done as fully and effectually as the Borrower, RTI or RTI Electronics might or could do. The Borrower, RTI and RTI Electronics hereby ratify all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest, and is irrevocable.

                                   ARTICLE 11
                                   ----------

                                  MISCELLANEOUS
                                  -------------

         11.1 Remedies Cumulative; No Waiver. The rights, powers and remedies of the Lender provided in this Agreement and the other Loan Documents are cumulative and not exclusive of any right, power or remedy provided by law or equity, and no failure or delay on the part of the Lender in the exercise of any right, power, or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

         11.2 Notices. Every notice and communication under this Agreement or any of the other Loan Documents shall be in writing and shall be given by either
(i) hand-delivery, (ii) first class mail (postage prepaid), (iii) reliable overnight commercial courier (charges prepaid), or (iv) telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (i), (ii) and (iii) of this sentence, to the following addresses:

             ------------------------------------------------------------------
             To the Borrower, RTI and RTI Electronics:

             ------------------------------------------------------------------
                         Robert F. Gallagher
                         Chief Financial Officer
                         Selas Corporation of America
                         c/o RTI
                         1260 Red Fox Road
                         Arden Hills, MN 55112
                         Telecopy Number: 651-636-3682

             ------------------------------------------------------------------
             With a copy to:

             ------------------------------------------------------------------
                         Lawrence F. Flick, II, Esquire
                         Blank Rome LLP
                         One Logan Square
                         Philadelphia, PA 19103
                         Telecopy Number: 215-569-5555

             ------------------------------------------------------------------
             To the Lender:

             ------------------------------------------------------------------
                         Wachovia Bank, N.A.
                         123 South Broad Street-PA1246
                         Philadelphia, PA 19109
                         Attn: Kathleen M. Hedrich, VP
                         Telecopy Number: 215-670-6646

             ------------------------------------------------------------------

             ------------------------------------------------------------------
             With a copy to:

             ------------------------------------------------------------------
                         Duane Morris, LLP
                         4200 One Liberty Place
                         Philadelphia, PA  19103
                         Attention: Lauren Lonergan Taylor, Esquire
                         Telecopy Number: 215-979-1020

             ------------------------------------------------------------------

                  Notice given by telecopy or other means of electronic transmission shall be deemed to have been given and received when sent. Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by mail shall be deemed to have been given and received three (3) calendar days after the date first deposited in the United States Mail. Notice by hand delivery shall be deemed to have been given and received upon delivery. A party may change its address by giving written notice to the other party as specified herein.

         11.3 Costs, Expenses and Attorneys' Fees. Whether or not the transactions contemplated by this Agreement and the other Loan Documents are fully consummated, the Borrower shall promptly pay (or reimburse, as the Lender may elect) all costs and expenses which the Lender has incurred or may hereafter incur in connection with the negotiation, preparation, reproduction, interpretation and enforcement of this Agreement and the other Loan Documents, the collection of all amounts due hereunder and thereunder, and any amendment, modification, consent or waiver which may be hereafter requested by the Borrower or otherwise required. Such costs and expenses shall include, without limitation, the fees and disbursements of counsel to the Lender, the costs of appraisal fees, searches of public records, costs of filing and recording documents with public offices, and similar costs and expenses incurred by the Lender. Upon the occurrence of an Event of Default, such costs shall also include the fees of any accountants, consultants or other professionals retained by the Lender. The Borrower's reimbursement obligations under this Section shall survive any termination of this Agreement.

         11.4 Survival of Covenants. All covenants, agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and, subject to the provisions of 11.14 hereof, shall continue in full force and effect until all of the Obligations have been fully paid, performed, satisfied and discharged.

         11.5 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. This Agreement shall be deemed to have been executed and delivered when the Lender has received counterparts hereof executed by all parties listed on the signature page(s) hereto.

         11.6 Headings. The headings of sections have been included herein for convenience only and shall not be considered in interpreting this Agreement.

         11.7 Payment Due On A Day Other Than A Business Day. If any payment due or action to be taken under this Agreement or any Loan Document falls due or is required to be taken on a day which is not a Business Day, such payment or action shall be made or taken on the next succeeding Business Day and such extended time shall be included in the computation of interest.

         11.8 Judicial Proceedings. Each party to this Agreement agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party, on or with respect to this Agreement or any of the other Loan Documents or the dealings of the parties with respect hereto, or thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Further, each party waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. EACH OF THE BORROWER, RTI AND RTI ELECTRONICS ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT THE LENDER WOULD NOT CONTINUE TO EXTEND CREDIT TO THE BORROWER OR OTHERWISE ENTER INTO THIS AGREEMENT IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

         11.9 Selection of Forum. The Lender, the Borrower, RTI and RTI Electronics agree that all actions or proceedings arising in connection with the Loan Documents shall be tried and litigated only in the state or federal courts located in the Commonwealth of Pennsylvania, provided, however, that any suit, action or other proceeding seeking enforcement against any collateral securing the Obligations or other property may be brought, at the Lender's option, in the courts of any jurisdiction where Lender elects to bring such action or where such collateral or other property may be found. The Lender, the Borrower, RTI and RTI Electronics waive, to the extent permitted under applicable law, any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any suit, action or other proceeding is brought in accordance with this section.

         11.10 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania.

         11.11 Integration. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

         11.12 Amendment and Waiver. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto.

         11.13 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lender, the Borrower, RTI and RTI Electronics and their respective heirs, personal representatives, administrators, successors and assigns, provided, however, that the Borrower, RTI and RTI Electronics may not assign their rights hereunder or any interest herein without the prior written consent of the Lender, and any such assignment or attempted assignment shall be void and of no effect with respect to the Lender.

         11.14 Severability of Provisions. Any provision in this Agreement that is held to be inoperative, unenforceable, voidable, or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions, and to this end the provisions of this Agreement are declared to be severable.

         11.15 Indemnification.

                  (a) If, after receipt of any payment of all or any part of the Obligations, the Lender is compelled to surrender such payment to any Person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Agreement and the other Loan Documents shall continue in full force and effect, and the Borrower shall be liable for, and shall indemnify, defend and hold harmless the Lender with respect to the full amount so surrendered.

                  (b) The Borrower shall indemnify, defend and hold harmless the Lender with respect to any and all claims, expenses, demands, losses, costs, fines or liabilities of any kind, including reasonable attorneys' fees and costs, arising from or in any way related to (i) acts or conduct of the Borrower under, pursuant to or related to this Agreement and the other Loan Documents,
(ii) Borrower's breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, and (iii) Borrower's failure to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state, or local, or court or administrative orders or decrees, including, without limitation, those resulting from any Hazardous Materials or dangerous environmental condition within, on, from, related to or affecting any real property owned or occupied by the Borrower, unless resulting from the acts or conduct of the Lender constituting gross negligence or willful misconduct.

                  (c) The provisions of this section shall survive the termination of this Agreement and the other Loan Documents and shall be and remain effective notwithstanding the payment of the Obligations, the cancellation of any Note, the release of any Encumbrance securing the Obligations or any other action which the Lender may have taken in reliance upon its receipt of such payment. Any cancellation of any Note, release of any Encumbrance or other such action shall be deemed to have been conditioned upon any payment of the Obligations having become final and irrevocable.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized officers on the date first above written.


                                        SELAS CORPORATION OF AMERICA


                                        By:
---------------------------                 ------------------------------------
Attest                                  Name:  Robert F. Gallagher
                                        Title: Chief Financial Officer


                                        RESISTANCE TECHNOLOGY, INC.


                                        By:
---------------------------                 ------------------------------------
Attest                                  Name:  Robert F. Gallagher
                                        Title: Chief Financial Officer


                                        RTI ELECTRONICS, INC.

                                        By:
---------------------------                 ------------------------------------
Attest                                  Name:  Robert F. Gallagher
                                        Title: Chief Financial Officer


                                        WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                        successor in interest to First Union
                                        National Bank


                                        By:
---------------------------                 ------------------------------------
Witness                                 Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------